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AT EMISPHERE TECHNOLOGIES, INC.	Investors

Elliot M. Maza, J.D.	Betsy Brod/Jonathan Schaffer
Chief Financial Officer	Brod & Schaffer, LLC
914.785.4703	212.750.5800

Dory Lombardo-Valiquette	Media
Senior Manager, Investor Relations	Dan Budwick
and Corporate Communications	BMC Communications
914.785.4742	212.477.9007 ext.14

EMISPHERE TECHNOLOGIES FILES FIVE MILLION SHARE
SHELF REGISTRATION STATEMENT

          Tarrytown, NY – July 8, 2004 --- Emisphere Technologies, Inc. (NASDAQ: EMIS) today announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). When declared effective by the SEC, the registration statement will enable the Company to offer and sell up to five million shares of its common stock from time to time in one or more offerings. The terms of any such future offering would be established at the time of such offering. Proceeds are intended to be used by the Company for general corporate purposes, including further development of its lead clinical programs.

          A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer of these securities will be made solely by means of the prospectus included in the registration statement and any prospectus supplement that may be issued in respect of any such offering.  A written prospectus, when available, meeting the requirements of Section 10 of the Securities Act of 1933, may be obtained from Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10594.

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About Emisphere Technologies, Inc.

          Emisphere Technologies, Inc. (Nasdaq:  EMIS) is a biopharmaceutical company specializing in the oral delivery of injectable drugs.  Emisphere’s business strategy is to develop oral forms of injectable drugs, either alone or with corporate partners, by using its proprietary eligen® technology.  Emisphere, either alone or in partnership with world-leading pharmaceutical companies, has advanced oral forms of heparin, insulin, salmon calcitonin, parathyroid hormone, human growth hormone and cromolyn sodium into clinical trials.

The eligen® Technology

          Emisphere’s broad-based oral drug delivery technology platform, known as the eligen® technology, is based on the use of proprietary, synthetic chemical compounds, known as EMISPHERE® delivery agents, or “carriers”.  These compounds facilitate or enable the transport of therapeutic macromolecules across biological membranes such as those of the gastrointestinal tract, and enable the macromolecules to exert their desired pharmacological effect. Emisphere’s eligen® technology makes it possible to orally deliver a therapeutic molecule without altering its chemical form or biological integrity.

Safe Harbor Statement Regarding Forward-looking Statements
          The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, Emisphere’s ability to fund such efforts with or without partners, and other risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K (file no. 1-10615) filed on March 29, 2004.

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